EXHIBIT 99.1
News Release

205 Crosspoint Parkway
Getzville, NY  14068

Immediate Release
Columbus McKinnon Receives German Bundeskartellamt
Approval for STAHL CraneSystems Acquisition
AMHERST, NY, January 5, 2017 - Columbus McKinnon Corporation (NASDAQ: CMCO), (“Company”) announced today that it has received approval from the German Bundeskartellamt regarding Columbus McKinnon’s acquisition of Konecranes’ STAHL CraneSystems (“STAHL”) business. This approval was the final condition for closing.
With the European Commission’s approval in late December 2016, the closing of Konecranes’ acquisition of Terex Corporation’s Material Handling and Port Solutions on January 4, 2017, and today’s approval from the German Bundeskartellamt, there are no additional contingencies on the closing of the Company’s acquisition of STAHL. The acquisition is now expected to close on or about January 31, 2017.
About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of material handling products, technologies, systems and services, which efficiently and ergonomically move, lift, position and secure materials and people. Key products include hoists, cranes, actuators, rigging tools, light rail work stations and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how.
Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including the ability to complete the STAHL acquisition or delays in its completion, increased exposure to markets and geographies in which STAHL is more concentrated than the Company’s existing business, such as the oil and gas industry and Europe, risks related to integration, such as disruptions in customer or vendor relationships or lost business, risks related to employee relations or risks related to diligence, such as contingent liabilities of STAHL that are unknown to the Company or turn out to be greater than the Company expects, risks related to doing business outside the United States, including varying legal protections, rights and obligations, and risks related to global legal compliance, risks related to increased debt expected to be incurred to partially finance the acquisition, including the Company’s ability to service and repay such debt and the possibility that debt service could reduce the Company’s ability to take advantage of opportunities that would benefit the Company’s business, risks related to the Company’s ability to achieve synergies in the time frame and magnitudes that the Company expects, the lack of audited financial statements relating to STAHL or pro forma financial information prepared in accordance with SEC rules, and the possibility that the audit process could result in financial information that investors consider adverse, which could affect the trading price of the Company’s common stock, general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the effect of operating leverage, the pace of bookings relative to shipments, the ability to expand into new markets and geographic regions, the success in acquiring additional new business and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

Contacts:

Gregory P. Rustowicz	Investor Relations:
Vice President - Finance and Chief Financial Officer	Deborah K. Pawlowski
Columbus McKinnon Corporation	Kei Advisors LLC
716-689-5442	716-843-3908
greg.rustowicz@cmworks.com	dpawlowski@keiadvisors.com

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